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                                                                  Exhibit 10.28
American Stock Exchange
86 Trinity Place
New York, New York 10006-1881                                         Form SD-1

LISTING AGREEMENT

  Colonial Data Technologies Corp. (the "Company"), in consideration of the listing of its securities, hereby agrees with the American Stock Exchange, Inc. (the "Exchange"), that it will:

1. Promptly notify the Exchange of the following:

    (a) changes in the general character or nature of its business, its principal executive officers, directors, its independent public accountants, its transfer agent or registrar;

    (b) the material sale, transfer, exchange or other disposition of assets or securities by it or any of its subsidiary or controlled companies;

    (c) any material changes in, or removal of, collateral deposited under a mortgage or trust indenture, under which listed securities of the Company have been issued, or change of trustee thereof;

    (d) all facts relating to the purchase, direct or indirect, of any of its securities listed on the Exchange at a price in excess of the market price of such security prevailing on the Exchange at the time of such purchase; and file, within ten days after the close of each fiscal quarter in which any purchase or disposition of previously issued listed securities has been made, a report showing separate totals for acquisitions, dispositions and amount held at the end of the quarter;

    (e) any action which will result in the redemption, cancellation or retirement, in whole or in part, of any listed security, at least fifteen days in advance of redemption; (See also Item 9.)

    (f) any action taken by the Company with respect to the allotment of rights to subscribe or any rights or benefits pertaining to ownership of listed securities; (See also Items 6 and 7.)

    (g) any action taken in respect of the payment or non-payment of dividends; (Such notice should be given by telephone, confirmed by letter, not less than ten days in advance of the record date for any dividend declaration, plus additional days if the security is transferred outside of the New York City area or where there is an intervening holiday.) (See also
  Item 8.)

    (h) the establishment of a date for the taking of a record of security holders, not less than ten days in advance of the record date;

    (i) any change in the form or nature of any listed security or in the rights and privileges of the holders of such security, at least twenty days in advance of such change;

    (j) any diminution in the supply of the security available for trading caused by deposit of the security under voting trust, tender offer or other agreements; and

    (k) the existence of any technical default or default in interest or principal payment, cumulative dividends, sinking funds, or redemption fund requirements of the Company or any controlled corporation, whether consolidated or unconsolidated.

2. In accordance with the Exchange's timely disclosure policies, make prompt public disclosure of any material development in the Company's affairs and operations, whether favorable or unfavorable, which might significantly affect the market for its securities or influence investment decisions.

3. Apply for the listing of additional securities of the same class previously approved for listing sufficiently prior to the proposed issuance of such securities to permit the application to be processed in due course; not issue or authorize the issuance by the transfer agent of securities until notification is received from the Exchange that such securities have been approved for listing; and obtain shareholder approval, if required pursuant to
(S)(S)711-713 of the Exchange's Company Guide, prior to applying for listing (except certain option plans).
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4. Apply for the listing of securities in substitution for securities, the obligations, rights or privileges of which have been altered by merger, acquisition, consolidation or other corporate action, unless specifically exempted by the Exchange. (See also Item 1(i).)

5. Pay, when due, any applicable listing fees established from time to time by the Exchange.

6. Issue all transferable rights or benefits pertaining to listed securities in a form approved by the Exchange and make the same assignable, exercisable and deliverable in the Borough of Manhattan, City of New York. (See also Item 1(f).)

7. Disclose promptly to the holders of listed securities any information with respect to the allotment of rights to subscribe or rights or benefits pertaining to the ownership of listed securities; and afford the holders of such securities a proper period within which to record their interests and to exercise their rights. (See also Item 1(f).)

8. Set a dividend record date not less than ten days after the date of declaration if the transfer agent is located in the New York metropolitan area and, if not so located, add to the ten days the number of days regular mail takes to reach the city in which the transfer agent is located from New York. (See also Item 1(g).)

9. Not select any of its listed securities for redemption otherwise than pro-rata or by lot. (See also Item 1(e).)

10. Upon request, furnish to the Exchange such information concerning the Company as the Exchange may reasonably require.

11. Hold meetings of its shareholders annually to elect directors and to take action on other matters and, with respect to any matter requiring authorization by shareholders under Exchange rules, hold a meeting in accordance with its Certificate of Incorporation, By-laws and other applicable laws. In the event the Company is precluded from holding its annual meeting within a reasonable period after the time specified in its governing documents, promptly give written notification to shareholders and the Exchange of the reason for delay and make good faith efforts to hold the meeting as soon as practicable in light of the circumstances causing the delay.

12. Give written notice to security holders at least ten days in advance of all security holders' meetings. (The Exchange recommends that such notice and proxy soliciting material be received by security holders as many days as possible (preferably 20 days) in advance of the meeting.)

13. Solicit proxies for all meetings of security holders, unless the Exchange permits solicitation of written consents (conforming to the proxy rules of the Securities and Exchange Commission) from all holders of record in lieu of a meeting and proxy solicitation, and file copies of proxy material with the Exchange.

14. Maintain at least two independent directors (defined as directors who are not officers or beneficial holders of 10% or more of the securities of the Company or affiliates of such persons and who, in the view of the Company's Board of Directors, are free of any relationship that would interfere with the exercise of independent judgment) on the Company's Board of Directors and establish and maintain an audit committee, a majority of whose members shall be independent directors.

15. Not enter into any material transactions (other than transactions relating to employment compensation) with any officer, director or principal shareholder, or any affiliate, associate, relative, parent company or other entity in which such person has a direct or indirect material interest without obtaining the approval of such transaction by a disinterested majority of the Company's Board of Directors or by a specially appointed committee, a majority of the members of which are independent directors.

NOTE: In certain circumstances, the Exchange may require a company to enter into a special agreement with respect to existing or potential transactions involving a possible conflict of interest.

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16. Not reissue treasury shares, without first obtaining shareholder approval, for any purpose whatsoever where the rules or policies of the Exchange would have required such approval had the shares to be issued been previously authorized but unissued.

17. Publish and mail to the holders of listed securities (and file copies with the Exchange), at least ten days before the annual meeting and not later than four months after the close of the fiscal year, an annual report containing audited financial statements prepared in conformity with the requirements of the Securities and Exchange Commission.

18. Disclose in its annual report to security holders, for the year covered by the report: (a) the number of unoptioned shares available at the beginning and at the close of the year for the granting of options under an option plan; and
(b) any changes in the exercise price of outstanding options, through cancellation and reissuance or otherwise, except price changes resulting from the normal operation of anti-dilution provisions of the options.

19. Publish (and file with the Exchange) quarterly statements of sales and earnings on the basis of the same degree of consolidation as the annual report. (Companies whose common stock is not listed on a national securities exchange must send quarterly statements to holders of securities which are listed on the Exchange.) Such statements should disclose any substantial items of unusual or nonrecurrent nature and will show net income before and after federal income taxes.

20. File with the Exchange: (a) proposed amendments to, and certified copies of, the Certificate of Incorporation, By-laws or other similar organization documents, (b) copies of all SEC filings, and (c) all material sent to shareholders or released to the press.

21. Maintain:

  (a) a transfer office or agency, satisfactory to the Exchange under Exchange Rule 891, which may be located either in or outside New York City, where:

    (i) all securities of the Company listed on the Exchange shall be transferable and where dividends and all other payments with respect to such securities shall be payable; and

      (ii) a security listed on the Exchange which is convertible will be accepted for conversion;

    (b) a registry office (a corporation) satisfactory to the Exchange, which may be located either in or outside New York City, where all securities of the Company listed on the Exchange shall be registerable;

    (c) an office or agency, satisfactory to the Exchange, located in the Borough of Manhattan, City of New York, where all registered bonds of the Company listed on the Exchange may be registered; (In the case of bonds and debentures in bearer form, such office or agency must provide for the payment of principal and interest on the indebtedness.)

NOTE: . Transfer and registry agencies may be maintained in more than one city. A bank or trust company may act in the dual capacities of transfer agent and registrar, provided that it countersigns certificates in both capacities.

    . If at any time the transfer office or agency for a security listed on the Exchange shall be located outside of New York City or north of Chambers Street in New York City, the Company will arrange, at its own cost and expense, that a bank or trust company or other organization satisfactory to the Exchange, located south of Chambers Street in New York City, will receive and redeliver all securities there tendered for the purpose of transfer.

    . The Company is permitted to designate an agent, satisfactory to the Exchange, located in or outside New York City, for the payment of dividends, interest and principal (on registered bonds or debentures), and other payments with respect to a listed security. If, however, checks for such payments are drawn on a bank located outside New York City, additional arrangements must be made for payment against such checks at a bank, trust company or agency located in New York City; and the details of these arrangements disclosed to the payee.

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    . If the transfer books of the Company are closed permanently, the
    Company must continue to split-up certificates into smaller denominations in the same name as long as the security remains listed on the Exchange.

22. Not change its transfer agent or registrar unless such transfer agent or registrar, at the time of appointment, is qualified with the Exchange as a transfer agent or registrar for securities listed on the Exchange. (See Item 1(a).)

23. Not select an officer or director of the Company as a trustee under a mortgage or other instrument relating to a security of the Company listed on the Exchange.

24. Have a sufficient supply of certificates on hand, imprinted with the appropriate CUSIP number, to meet the demands for transfer. If at any time the certificates of the Company do not recite the preferences of all classes of its stock, furnish to shareholders, upon request and without charge, a printed copy of preferences of all classes of such stock.

25. Issue new certificates for securities listed on the Exchange to replace lost securities upon notification of loss and receipt of proper indemnity. In the event of the issuance of any duplicate bond to replace a bond which has been alleged to be lost, stolen or destroyed and the subsequent appearance of the original bond in the hands of an innocent bondholder, take up and cancel either the original or the duplicate bond and deliver to such holder another issued and outstanding bond.

26. Cause a legend to be stamped on the face of certificates representing securities which have been issued in transactions exempt from registration under the Securities Act of 1933 which relates the restrictions against resale or transfer of the securities in the absence of registration or an exemption therefrom under such Act.

27. Submit to shareholders a proposal to effect a reverse split of its stock if the exchange recommends this action to remedy a low selling price per share.

28. Comply with Exchange rules, policies and procedures as in effect and as they may be amended from time to time.

The above agreement has been signed by me as Vice President, Finance; CFO; Secretary of Colonial Data Technologies Corp., pursuant to authority granted me by resolution of the Board of Directors of said corporation adopted on May 10, 1995.

(Corporate Seal)

                                          /s/ John N. Giamalis

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Dated: May 19, 1995                  By: John N. Giamalis
                                          Vice President, Finance; CFO;
                                          Secretary

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